Exhibit 99.2

           BELO'S MONTHLY REVENUE AND STATISTICAL REPORT DECEMBER 2005

    DALLAS, Feb. 9 /PRNewswire-FirstCall/ -- Belo Corp. (NYSE: BLC) issued today its statistical report for the month of December. Consolidated revenue for December increased 4.1 percent versus December of last year with increases in the Newspaper Group and the Television Group.

    Newspaper Group total revenue increased 5.1 percent for the month of December versus the prior year, with a 4.3 percent increase in advertising revenue. Advertising revenue increased five percent at The Dallas Morning News,
6.9 percent at The Providence Journal, and decreased 0.9 percent at The Press-Enterprise in Riverside.

    Television Group revenues increased 2.9 percent in December versus the prior year with spot revenue up 4.2 percent. Local spot revenues increased 1.2 percent and national spot revenues increased 11 percent.

    At The Dallas Morning News, total revenue increased 7.8 percent in December versus last year, including $2.2 million in incremental circulation revenue associated with the implementation of the Circulation Review Team's recommended changes at The Dallas Morning News, primarily the move from a buy-sell arrangement to a fee-for-delivery distribution system. Advertising revenues, which were not affected by the increase in circulation revenue, increased five percent in December 2005 versus December 2004. The increase at The Dallas Morning News was led by a 25 percent increase in general full-run ROP revenue. Within general, the financial and automotive categories witnessed sizable increases in December. Classified revenue was up 3.7 percent in December with increases in all three of the major classified categories: classified employment increased 3.3 percent, classified automotive increased 4.1 percent, and classified real estate increased 12 percent. Retail full-run ROP revenue decreased two percent with increases in the furniture and construction categories offset by decreases in the apparel, entertainment and sporting goods categories.

    At The Providence Journal, advertising revenue increased 6.9 percent in December versus December 2004 with total revenue up 4.3 percent. Classified revenue increased 17 percent in December led by strong classified real estate, which was up 20 percent versus the prior year.

    At The Press-Enterprise, advertising revenues decreased 0.9 percent in December versus December 2004 with total revenue down 2.6 percent. December's performance at The Press-Enterprise is partially due to a difficult comparison to December 2004, in which ad revenue was up 21 percent and total revenue was up 16 percent versus December 2003. Gains in classified were offset by decreases in retail and general. Classified real estate revenue continues to grow at an impressive rate at The Press-Enterprise, increasing 48 percent in December.

    About Belo
    Belo Corp. is one of the nation's largest media companies with a diversified group of market-leading television, newspaper, cable and interactive media assets. A Fortune 1000 company with 7,700 employees and $1.5 billion in annual revenues, Belo operates in some of America's most dynamic markets in Texas, the Northwest, the Southwest, Rhode Island, and the Mid-Atlantic. Belo owns 19 television stations, six of which are in the 15 largest U.S. broadcast markets. The Company also owns or operates seven cable news channels and manages one television station through a local marketing agreement. Belo's daily newspapers are The Dallas Morning News, The Providence Journal, The Press-Enterprise (Riverside, CA) and the Denton Record-Chronicle (Denton, TX). The Company also publishes specialty publications targeting young adults and the fast-growing Hispanic market, including Quick and Al Dia in Dallas/Fort Worth, and El D and La Prensa in Riverside. Belo operates more than 30 Web sites associated with its operating companies. Additional information is available at http://www.belo.com or by contacting Carey Hendrickson, vice president/Investor Relations & Corporate Communications, at 214-977-6626.

    Statements in this communication concerning Belo's business outlook or future economic performance, anticipated profitability, revenues, expenses, capital expenditures, investments, future financings or other financial and non-financial items that are not historical facts, are "forward-looking statements" as the term is defined under applicable federal securities laws. Forward-looking statements are subject to risks, uncertainties and other factors that could cause actual results to differ materially from those statements.

    Such risks, uncertainties and factors include, but are not limited to, changes in capital market conditions and prospects, and other factors such as changes in advertising demand, interest rates and newsprint prices; newspaper circulation matters, including changes in readership, and audits and related actions (including the censure of The Dallas Morning News) by the Audit Bureau of Circulations; technological changes, including the transition to digital television and the development of new systems to distribute television and other audio-visual content; development of Internet commerce; industry cycles; changes in pricing or other actions by competitors and suppliers; regulatory changes; adoption of new accounting standards or changes in existing accounting standards by the Financial Accounting Standards Board or other accounting standard-setting bodies or authorities; the effects of Company acquisitions and dispositions; the recovery of the New Orleans market from the effects of Hurricane Katrina; general economic conditions; and significant armed conflict, as well as other risks detailed in Belo's other public disclosures, and filings with the Securities and Exchange Commission ("SEC") including the Annual Report on Form 10-K.

                                        Belo
                           Monthly Revenue and Statistics
                                   December 2005

Revenue (Note 1):

                                               December                                Full Year
                                 -------------------------------------    ------------------------------------
(Dollars in thousands)              2005         2004         Change         2005         2004        Change
-------------------------------  ----------   ----------    ----------    ----------   ----------   ----------
Number of Sundays                         4            4             -            52           52            -

Net Operating Revenues
  Television Group*                  61,068       59,374           2.9%      703,426      741,154         -5.1%
  Newspaper Group                    72,125       68,608           5.1%      817,808      774,598          5.6%
  Total Net Operating Revenues      133,192      127,982           4.1%    1,521,234    1,515,752          0.4%

Television Group*
 Spot Revenue                        55,215       52,974           4.2%      634,575      675,193         -6.0%
  All Other Revenue                   5,853        6,400          -8.5%       68,851       65,961          4.4%
Total Television Group               61,068       59,374           2.9%      703,426      741,154         -5.1%

Newspaper Group

 Ad Revenue                          60,648       58,162           4.3%      687,140      669,811          2.6%
 All Other Revenue                   11,476       10,446           9.9%      130,668      104,788         24.7%
Total Newspaper

 Group                               72,125       68,608           5.1%      817,808      774,598          5.6%

                 Supplemental Newspaper Advertising Revenue Data

                                    December % Change                              Full Year % Change
                       -------------------------------------------    --------------------------------------------
                          DMN         PJ          PE        Group        DMN         PJ          PE         Group
                       --------    --------    --------   --------    --------    --------    --------    --------
Retail**                   -2.0%        2.4%       -1.1%      -0.6%       -4.1%       -4.0%       -1.8%       -3.8%
General**                  24.6%      -55.2%      -17.3%      12.6%       -0.7%      -20.7%       -0.6%       -2.0%
Classified Total            3.7%       17.1%        5.3%       6.3%        0.6%       20.8%       19.6%        8.3%
  Automotive                4.1%       -1.9%      -26.9%      -2.3%      -13.8%        9.0%       -3.3%      -10.5%
  Employment                3.3%        1.2%       -2.6%       1.5%       18.2%        8.5%       12.1%       14.5%
  Real Estate              11.6%       19.7%       47.5%      24.2%        3.2%       35.6%       58.2%       22.9%

Total Advertising
 Revenue                    5.0%        6.9%       -0.9%       4.3%       -0.2%        6.1%        8.5%        2.6%

   Note 1: Certain amounts have been reclassified to conform to the current year presentation.

* This segment includes Belo's television stations and cable news operations.

** Does not include internet-related revenue.

DMN - The Dallas Morning News
PJ  - The Providence Journal
PE  - The Press-Enterprise

Linage (Note 1):

                                          December                              Full Year
                            ------------------------------------   ------------------------------------
                               2005         2004        Change        2005         2004        Change
                            ----------   ----------   ----------   ----------   ----------   ----------
Number of Sundays                    4            4            -           52           52            -

FULL RUN ROP
 (Measured in six-column
   SAU inches)

The Dallas Morning News
 (Note 2)
 Retail                         89,900      105,075        -14.4%     929,842      938,704         -0.9%
 General                        36,138       34,544          4.6%     321,733      301,471          6.7%
 Classified                    118,150      107,753          9.6%   1,475,930    1,401,757          5.3%
TOTAL                          244,188      247,372         -1.3%   2,727,505    2,641,933          3.2%

The Providence Journal
 Retail                         73,856       69,806          5.8%     685,661      684,510          0.2%
 General                         2,942        5,819        -49.4%      47,177       61,358        -23.1%
 Classified                     33,807       32,935          2.6%     495,993      464,674          6.7%
TOTAL                          110,605      108,560          1.9%   1,228,831    1,210,542          1.5%

The Press-Enterprise
 Retail                         33,707       37,135         -9.2%     320,809      338,414         -5.2%
 General                        11,895       13,105         -9.2%     139,129      155,707        -10.6%
 Classified                     71,763       79,540         -9.8%     954,555      964,826         -1.1%
TOTAL                          117,365      129,780         -9.6%   1,414,493    1,458,947         -3.0%

    Note 1: Certain amounts have been reclassified to conform to the current year presentation.

    Note 2: Linage is for The Dallas Morning News newspaper only. Linage for the Denton Record-Chronicle, Al Dia, and Quick is not included due to the difference in their circulation versus The Dallas Morning News.

SOURCE  Belo Corp.
    -0-                             02/09/2006
    /CONTACT: Carey Hendrickson, vice president/Investor Relations & Corporate Communications of Belo Corp., +1-214-977-6626 /
    /First Call Analyst: Carey P. Hendrickson/
    /Web site:  http://www.belo.com /
    (BLC)